Exhibit 2.1

AMENDMENT TO THE
BUSINESS COMBINATION AGREEMENT

Dated as of August 31, 2025

This AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT, (this “Amendment”), is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) Iron Horse Acquisitions Corp., a Delaware corporation (“Acquiror”), (ii) Rosy Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Seller”), and (iii) Zhong Guo Liang Tou Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Company”). Each of Acquiror, Seller and the Company may be referred to in this Agreement as a “Party,” or collectively as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Amended and Restated Business Combination Agreement dated as of December 18, 2024 (as may be further amended, modified or supplemented from time to time, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Business Combination Agreement to extend the Agreement End Date;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

2.	Amendment. The following section of the Business Combination Agreement is hereby amended and restated in its entirety to provide as follows:

(a) Section 10.1(f) is hereby amended to read as follows:

“(f) prior to the Closing, by written notice to Seller from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, such that the conditions specified in Section 9.1(a) or 9.1(b) would not be satisfied at the Closing (a “Terminating Seller Breach”), except that, if such Terminating Seller Breach is curable by Seller through the exercise of its reasonable best efforts, then, for a period of up to 30 days after receipt by Seller of notice from Acquiror of such breach (the “Seller Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Seller Breach is not cured within the Seller Cure Period, or (ii) the Closing has not occurred on or before September 15, 2025 (the “Agreement End Date”), unless Acquiror is in material breach hereof; or

3. Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Business Combination Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Business Combination Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

4. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

IRON HORSE ACQUISITIONS CORP.

By:	/s/ Jose A. Bengochea
Name:	Jose A. Bengochea
Title:	Chief Executive Officer

ROSY SEA HOLDINGS LIMITED

By:	/s/ Zhenjun JIANG
Name:	Zhenjun JIANG
Title:	Director

ZHONG GUO LIANG TOU GROUP LIMITED

By:	/s/ Zhenjun JIANG
Name:	Zhenjun JIANG
Title:	Director

[Signature Page to Amendment to Business Combination Agreement]